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As filed with the Securities and Exchange Commission on June 21, 2005

Registration No. 333-83870

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2511877 (I.R.S. Employer Identification No.)
1375 Peachtree Street Atlanta, Georgia 30309 (Address of Principal Executive Office) (Zip Code)
EarthLink, Inc. Employee Stock Purchase Plan (Full title of the plan)

Charles G. Betty Chief Executive Officer EarthLink, Inc. 1375 Peachtree Street Atlanta, Georgia 30309 (Name and address of agent for service)
(404) 815-0770 (Telephone number, including area code, of agent for services)
Copies to: Scott M. Hobby, Esq. David M. Carter, Esq. Hunton & Williams LLP Bank of America Plaza, Suite 4100 600 Peachtree Street, N.E. Atlanta, Georgia 30308-2216 (404) 888-4000

PURPOSE OF AMENDMENT

        EarthLink, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (No. 333-83870) to register 1,000,000 shares of the Registrant's common stock to be issued under the EarthLink, Inc. Employee Stock Purchase Plan (the "Plan"). The Registrant has determined to terminate the Plan. Pursuant to the undertakings in Item 9 of the Registration Statement, the Registrant is removing from registration, by means of this post-effective amendment to the Registration Statement, any of the shares of common stock registered under the Registration Statement that remained unsold as of the effective date of this amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 21, 2005.

EARTHLINK, INC.
By:	/s/ CHARLES G. BETTY Name: Charles G. Betty Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ CHARLES G. BETTY Charles G. Betty	Chief Executive Officer and Director (principal executive officer)	June 21, 2005
By:	/s/ KEVIN M. DOTTS Kevin M. Dotts	Chief Financial Officer (principal financial and accounting officer)	June 21, 2005
By:	/s/ ROBERT M. KAVNER* Robert M. Kavner	Chairman of the Board	June 21, 2005
By:	/s/ SKY D. DAYTON* Sky D. Dayton	Director	June 21, 2005
By:	/s/ S. MARCE FULLER* S. Marce Fuller	Director	June 21, 2005
By:	William H. Harris, Jr.	Director
By:	Terrell B. Jones	Director
By:	/s/ LINWOOD A. LACY, JR. Linwood A. Lacy, Jr.	Director	June 21, 2005
By:	Thomas E. Wheeler	Director
*By:	/s/ SAMUEL R. DESIMONE, JR. Samuel R. DeSimone, Jr. Attorney-in-Fact

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PURPOSE OF AMENDMENT
SIGNATURES